Exhibit 10.2

EXECUTION VERSION

STOCKHOLDERS’ AGREEMENT

STOCKHOLDERS’ AGREEMENT, dated as of April 30, 2023 (this “Agreement”), by and among Steel Connect, Inc., a Delaware corporation (the “Company”), Steel Partners Holdings L.P., a Delaware limited partnership (“SP”) and the Persons (as defined below) affiliated with SP identified on the signature page hereto (together with SP, the “SP Investors”).

RECITALS

WHEREAS, the SP Investors currently beneficially own 52.6% of the outstanding equity interest of the Company, on an as-converted basis;

WHEREAS, the Company, SP and certain Affiliates of SP party thereto (the “Transferring Parties”) have entered into a Transfer and Exchange Agreement, dated as of April 30, 2023 (the “Transfer and Exchange Agreement”), pursuant to which the Transferring Parties will exchange certain assets held by them in exchange for 3,500,000 shares of Series E Convertible Preferred Stock of the Company (the “Series E Preferred Stock”);

WHEREAS, the parties hereto wish to enter into this Agreement to set forth their agreement as to the matters set forth herein; and

WHEREAS, the execution and delivery of this Agreement is a condition to the obligations of the Company and the Transferring Parties under the Transfer and Exchange Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual agreements and covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

Section 1.01 Certain Definitions.

As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in preamble.

“Board” means the Board of Directors of the Company.

“Business Day” means any day, other than Saturday, Sunday or a federal holiday, and shall consist of the time period from 12:01 a.m. through 12:00 midnight Eastern time.

“Bylaws” means the Fourth Amended and Restated Bylaws of the Company, effective June 23, 2014, as they may hereafter be amended from time to time.

“Charter” means the Restated Certificate of Incorporation of the Company dated as of September 29, 2008, as it may hereafter be amended from time to time.

“Closing” means the closing of the transactions contemplated by the Transfer and Exchange Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Company” has the meaning set forth in preamble.

“Company Common Stock” means the Company’s common stock, par value, $0.01 per share.

“Convertible Instruments” means the Series E Preferred Stock, the Series C Convertible Preferred Stock, par value $0.01 per share, of the Company, and the 7.50% Convertible Senior Note due 2024 of the Company.

“DAC Independent Director” has the meaning set forth in Section 2.02(b).

“Disinterested Audit Committee” has the meaning set forth in Section 2.02(b).

“Disinterested Director” means a director that (i) is not an employee, consultant or officer of the Company or any member of the SP Group, (ii) is not an Affiliate of the SP Group or any Person that is an Affiliate of the SP Group, (iii) is not an Immediate Family Member of an Affiliate of the SP Group, and (iv) does not have any direct or indirect financial interest in or with respect to any transaction between the Company and the SP Group.

“Electronic Delivery” has the meaning set forth in Section 4.08.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Final Sunset Date” means the date upon which any Person or group of related Persons owns 100% of equity securities of the Company.

“Going-Private Transaction” has the meaning set forth in Section 2.03(c).

“Governmental Entity” means any domestic or foreign international, national, federal, state, provincial or local governmental, regulatory or administrative authority, agency, commission, court, tribunal, arbitral body or self-regulated entity.

“Immediate Family Member” of any Person means such Person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone else (other than domestic employees) sharing such Person’s home.

“Independence Standards” means the standard of independence necessary for a director to qualify as an “Independent Director under” (i) the rules and listing standards of the Stock Exchange, as may be amended from time to time, (ii) the rules and regulations of the Commission, as may be amended from time to time, and (iii) in the Charter.

“Independent Audit Committee” has the meaning set forth in Section 2.02(a).

“Independent Directors” means members of the Board who meet the Independence Standards.

“Initial Sunset Date” means September 1, 2025.

“Intermediate Sunset Date” means September 1, 2028.

“Laws” means any domestic or foreign laws, statutes, ordinances, rules, regulations, codes or executive orders enacted, issued, adopted, promulgated or applied by any Governmental Entity.

“Market Value” means (1) prior to the Potential Delisting Date (if any), as of any date of determination, the product of (a) the number of outstanding shares of the Company Common Stock publicly disclosed in the Company’s most recently issued financial statements filed by the Company with the Commission and (b) the closing price of a share of Company Common Stock (as quoted on Bloomberg L.P.’s page or any successor page thereto of Bloomberg L.P. or if such page is not available, any other commercially available source) and (2) after the Potential Delisting Date (if any), the equity value of the Company, as determined by the Board in good faith.

“Net-Positive After-Acquired Stock Position” means, to the extent that the SP Investors purchase and/or sell any shares of Company Common Stock on or after the date of the Closing but prior to the Reith Distribution, the excess, if any, of (i) the aggregate number of shares of Company Common Stock “beneficially owned” (as defined under Rule 13d-3 of the Exchange Act) by the SP Investors on the date of the Reith Distribution minus (ii) the aggregate number of shares of Company Common Stock beneficially owned the SP Investors immediately following the Closing (which, for the avoidance of doubt, for purposes of both clauses (i) and (ii), shall exclude shares of Company Common Stock issuable upon conversion of the Convertible Instruments).

“Person” means any individual, corporation, limited or general partnership, limited liability company, limited liability partnership, trust, association, joint venture, Governmental Entity and other entity and group (which term shall include a “group” as such term is defined in Section 13(d)(3) of the Exchange Act).

“Potential Delisting Date” means the date, if any, on which the Company ceases to be an SEC Reporting Company.

“Reith Claims” means any claims brought by the Company or any of its Subsidiaries arising out of, or in connection with, the Reith Litigation.

“Reith Distribution” has the meaning set forth in Section 3.01(a).

“Reith Litigation” means the lawsuit entitled Reith v. Lichtenstein, et al., C.A. No. 2018-0277-MTZ (Del. Ch. 2018) class and derivative action and any related actions.

“Reith Litigation Expenses” means, without duplication, the sum of all documented out-of-pocket fees, costs and expenses (including attorneys’ fees and expenses) reasonably incurred by the Company or any Subsidiary of the Company in pursuing, prosecuting and settling the Reith Claims; which shall (i) include (x) the fees and expenses of advisors and witnesses (including expert witnesses), court costs and out-of-pocket expenses reasonably incurred by current or former employees or advisors of the Company (excluding any compensation expenses of current employees of the Company) and (y) any Tax accrued or incurred as a result of the Company’s receipt of the Reith Litigation Proceeds to the extent that such Tax is not capable of being offset by any net-operating loss carryforwards or any current losses or deductions in the current year in which the Reith Litigation Proceeds are received, and (ii) exclude (x) any fees, costs and expenses incurred by any member of the SP Group and their Affiliates (other than the Company and any Subsidiary of the Company) and (y) any fees, costs and expenses that were paid from any settlement amount prior to distribution of the Reith Litigation Proceeds to the Company, in each case, as determined in good faith by the Independent Audit Committee.

“Reith Litigation Proceeds” means all cash compensation, payments, penalties, interest and other damages, if any, recovered or received by the Company or any of its Affiliates as a result of the Reith Claims, whether such compensation, penalties, interest or other damages are recovered at trial, upon appeal or in settlement.

“Reith Net Litigation Proceeds” means (i) the Reith Litigation Proceeds minus (ii) the Reith Litigation Expenses.

“Related Party Transaction” means any agreement or transaction between the Company and any Person in the SP Group.

“SEC Reporting Company” means an issuer that is subject to the reporting requirements of the Section 13 or Section 15(d) of the Exchange Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series E Preferred Stock” has the meaning set forth in the recitals.

“Services Agreement” has the meaning set forth in Section 2.03(b)(i).

“SP” has the meaning set forth in preamble.

“SP Group” means the SP Investors and their Subsidiaries and Affiliates.

“SP Investors” has the meaning set forth in preamble.

“Steel Services” has the meaning set forth in Section 2.03(b)(i).

“Stock Exchange” means the Nasdaq Capital Market or such other national stock exchange on which the Company Common Stock is listed for trading.

“Subsidiary” means, when used with respect to any Person, any other Person that such first Person, as applicable, directly or indirectly owns or has the power to vote or control fifty percent (50%) or more of any other class or series of capital stock, limited liability company or membership interest, partnership interest or other equity interest of such Person; provided, however, that, notwithstanding the foregoing to the contrary, the Company shall not be a “Subsidiary” of any Person in the SP Group.

“Tax” means any tax, levy, impost, duty or other charge or withholding of a similar nature imposed on or determined with reference to gross or net income.

“Transaction Committee” has the meaning set forth in Section 2.02(d).

“Transfer and Exchange Agreement” has the meaning set forth in the recitals.

“Transferring Parties” has the meaning set forth in the recitals.

ARTICLE 2
CORPORATE GOVERNANCE

Section 2.01 Size and Composition of the Board. From the Closing through the Final Sunset Date, the Board shall consist of seven (7) Directors; provided, however, that the Board shall further increase the number of directors to the extent necessary to comply with applicable law and the rules and regulations of the Stock Exchange.

Section 2.02 Committees.

(a) From and after the Closing and until the Potential Delisting Date, the Board shall at all times maintain such committees as may be required by the rules and regulations of the Commission and the applicable rules and listing standards of the Stock Exchange, including an audit committee consisting of at least three (3) members, all of which members satisfy the Independence Standards (the “Independent Audit Committee”).

(b) If the Company ceases to be an SEC Reporting Company prior to the Final Sunset Date, then from the Potential Delisting Date through the Final Sunset Date, the Board shall have a disinterested audit committee (the “Disinterested Audit Committee”) comprised of at least three directors with (i) at least one (1) member that satisfies the Independence Standards (the “DAC Independent Director”) and (ii) all remaining members qualifying as Disinterested Directors. For the avoidance of any doubt, the obligations to maintain a Disinterested Audit Committee shall apply even if the Company is not required to maintain a Disinterested Audit Committee pursuant to the rules and regulations of the Commission or the applicable rules and listing standards of the Stock Exchange.

(c) The Independent Audit Committee and the DAC Independent Director shall have the authority, at such time as it chooses to do so, to interview, select and retain, at the Company’s expense and on behalf of the Board of Directors, the Independent Audit Committee or the Disinterested Audit Committee, such investment bankers, financial advisors, attorneys, accountants or other advisors as it may deem appropriate, and to establish the terms of engagement of each such advisor, including in connection with the approval of any transaction described in Section 2.03.

(d) Promptly following the Closing, the Company will create a transaction committee comprised of directors and members of senior management of the Company (the “Transaction Committee”). The Transaction Committee shall propose, consider and evaluate potential strategic transactions for the Company that increase shareholder value.

(e) The Board shall take or cause to be taken all lawful action necessary or appropriate to ensure that none of the Charter or Bylaws contain any provisions inconsistent with this Agreement or which would in any way nullify or impair the terms of this Agreement or the rights of the Company or of the SP Investors hereunder. The Charter and Bylaws shall not be amended prior to the Final Sunset Date in any manner inconsistent with this Agreement or which would in any way nullify or impair the terms of this Agreement or the rights of the Company or of the SP Investors hereunder without the prior approval of the Independent Audit Committee or Disinterested Audit Committee, as applicable.

Section 2.03 Approval Required for Certain Actions.

(a) From the Closing until the Initial Sunset Date, in addition to any approval by the Board required by the Charter, the Bylaws, applicable Law or applicable rules and regulations of the Commission or the Stock Exchange, the prior approval of the Independent Audit Committee shall be required in order for the Board to validly approve and authorize a voluntary delisting of the Company Common Stock from the Stock Exchange or a transaction (including an merger, recapitalization, stock split or otherwise) which results in (i) the delisting of the Company Common Stock from the Stock Exchange, (ii) the Company ceasing to be an SEC Reporting Company or (iii) the Company filing a Form 25, Form 15 or any similar form with the Commission. From the Closing until the Initial Sunset Date, the Board shall cause the Company to take all actions required to maintain the listing of the Company Common Stock on the Stock Exchange and to cause the Company to be an SEC Reporting Company.

(b) From the Closing until the Initial Sunset Date, in addition to any approval by the Board required by the Charter, the Bylaws, applicable Law or applicable rules and regulations of the Commission or the Stock Exchange, the prior approval of (1) the Independent Audit Committee or (2) the Disinterested Audit Committee, as applicable, shall be required in order for the Board to validly approve and authorize any of the following:

(i) any amendment to the terms of that certain Management Services Agreement (the “Services Agreement”) dated June 14, 2019, by and between the Company and Steel Services Ltd., an indirect wholly-owned subsidiary of SP (“Steel Services”), provided, however, that nothing herein shall limit Steel Service’s or SP’s right to terminate the Services Agreement pursuant to its terms; or

(ii) any Related Party Transaction (other than an amendment to the Services Agreement) in which case, the Independent Audit Committee or the Disinterested Audit Committee, as applicable, will, to the extent it determines, in its sole discretion (except as otherwise indicated in this Section 2.03(b)(ii)), that such Related Party Transaction is material, implement a special process that is customary in connection with the review and approval of such Related Party Transaction; provided, however, that the parties agree that, any Related Party Transaction where the amount involved exceeds $80 million shall be deemed material if the Company’s Market Value at such time is below $750 million; provided further, however, in determining if a Related Party Transaction is material, the Independent Audit Committee or the Disinterested Audit Committee, as applicable, shall treat all related steps or transactions that form part of a Related Party Transaction as a single Related Party Transaction.

(c) Subject to Section 2.03(d), from and after the Closing until the Intermediate Sunset Date, in addition to any approval by the Board required by the Charter, the Bylaws, applicable Law or applicable rules and regulations of the Commission or the Stock Exchange, the prior approval of the (1) Independent Audit Committee or (2) the Disinterested Audit Committee, as applicable, shall be required in order for the Board to validly approve and authorize a going private transaction pursuant to which the members of the SP Group would acquire all of the outstanding Company Common Stock not held by the SP Group (with any alternative transaction that would have the same impact, a “Going-Private Transaction”); provided, however, that prior to approving any Going-Private Transaction, the Independent Audit Committee or Disinterested Audit Committee, as applicable, shall engage financial and legal advisors (and such other advisors as it deems appropriate) pursuant to Section 2.02(c) to assist in its evaluation of the Going-Private Transaction.

(d) From and after the Closing until the Final Sunset Date, in addition to any approval by the Board required by the Charter, the Bylaws, applicable Law or applicable rules and regulations of the Commission or the Stock Exchange, the prior approval of the (1) Independent Audit Committee or (2) the Disinterested Audit Committee, as applicable, shall be required in order for the Board to validly approve and authorize a short-form or squeeze-out merger between the Company and a Person or Persons within the SP Group; provided, however, that prior to approving any such short-form or squeeze-out merger, the Independent Audit Committee or Disinterested Audit Committee, as applicable, shall engage financial and legal advisors (and such other advisors as it deems appropriate) pursuant to Section 2.02(c) to assist in its evaluation of the short-form or squeeze-out merger.

(e) From and after the Closing until the Final Sunset Date, in addition to any approval by the Board required by the Charter, the Bylaws, applicable Law or applicable rules and regulations of the Commission or the Stock Exchange, the prior approval of the (1) Independent Audit Committee or (2) the Disinterested Audit Committee, as applicable, shall be required prior to any transfer of equity interests in the Company by the members of the SP Group if such transfers would result in 80% of the voting power and value of the equity interests in the Company that are held by the members of the SP Group being held by one corporate entity.

ARTICLE 3
ALLOCATION OF LITIGATION PROCEEDS

Section 3.01 Allocation of Litigation Proceeds.

Upon any resolution of the Reith Litigation and receipt by the Company of any Reith Litigation Proceeds, the Company and the SP Investors agree that:

(a) Seventy percent (70%) of any Reith Net Litigation Proceeds shall be, to the extent not prohibited by applicable Law, promptly distributed by way of a special dividend or other distribution, as determined by the Board (the “Reith Distribution”), to the holders of Company Common Stock outstanding on the record date set by the Board for such dividend or distribution, with the remaining thirty percent (30%) of the Reith Net Litigation Proceeds being retained by the Company;

(b) the SP Investors hereby waive any right to receive any portion of the Reith Distribution to the extent of any shares of Company Common Stock held by the SP Investors as of the Closing or acquired upon conversion of the Convertible Instruments; provided, however, to the extent any SP Investor acquires Company Common Stock after the Closing (other than in connection with the conversion of the Convertible Instruments), it will be entitled to its pro-rata portion of the Reith Distribution with respect to its Net-Positive After-Acquired Stock Position; and

(c) the Company shall be entitled to deduct and withhold, or cause to be deducted or withheld, from the Reith Distribution otherwise payable pursuant to this Agreement, such amounts as it may be required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law.

ARTICLE 4
MISCELLANEOUS

Section 4.01 Termination. This Agreement shall terminate upon the earliest to occur of:

(a) written agreement to that effect, signed by all parties hereto or all parties then possessing any rights hereunder; provided, however, that any termination of this Agreement prior to the Final Sunset Date requires the approval of the Independent Audit Committee or the Disinterested Audit Committee, as applicable; and

(b) the consummation of a Going-Private Transaction.

Section 4.02 Notices. All notices, requests, instructions, consents, claims, demands, waivers, approvals and other communications to be given or made hereunder by one or more parties to one or more of the other parties shall, unless otherwise specified herein, be in writing and shall be deemed to have been duly given or made on the date of receipt by the recipient thereof if such day is a Business Day (or otherwise on the next succeeding Business Day) if (a) personally delivered or by an internationally recognized overnight courier service upon the arty or parties for whom it is intended, (b) delivered by registered or certified mail, return receipt requested or (c) sent by email; provided, however, that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 4.02 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 4.02. Such communications must be sent to the respective parties at the following street addresses or email addresses or at such other street address or email address for a party as shall be specified for such purpose in a notice given in accordance with this Section 4.02.

If to SP or any SP Investor, to:

Steel Partners Holdings L.P.
590 Madison Avenue, 32nd Floor
New York, New York, 10022
Attention: Maria Reda

Email: [**]

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
333 SE 2nd Avenue, Suite 4400
Miami, FL 33131
Attention: Alan I. Annex and Flora Perez

Email: [**]

If to the Company, to:

Steel Connect, Inc.
590 Madison Avenue, 32nd Floor
New York, New York, 10022
Attention: Jason Wong

Email: [**]

with a copy (which shall not constitute notice) to:

White & Case LLP
1221 Avenue of the Americas
New York, New York 10020-1095
Attention: Colin J. Diamon and Andrew J. Ericksen

Email: [**]

and

Dentons US LLP
22 Little W 12th Street
New York, NY 10014
Attention: Victor H. Boyajian, Ira L. Kotel, and Ilan Katz

Email: [**]

or to such other Persons or addresses as may be designated in writing by the Person entitled to receive such communication as provided above.

Section 4.03 No Third-Party Beneficiaries. This Agreement is not intended to confer upon any Person other than the parties any rights or remedies.

Section 4.04 Expenses Except as otherwise specified in this Agreement, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

Section 4.05 Governing Law; Submission to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to the Laws that might otherwise govern under applicable principles of conflicts of law. To the fullest extent permitted by applicable Laws, each of the parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, to the extent that the Court of Chancery of the State of Delaware is found to lack jurisdiction, then the Superior Court of the State of Delaware or, to the extent that both of the aforesaid courts are found to lack jurisdiction, then the United States District Court of the District of Delaware (collectively with any appellate courts thereof, the “Courts”), in any legal actions directly or indirectly arising out of or relating to this Agreement, any document or certificate contemplated by this Agreement or thereby or to interpret, apply or enforce this Agreement, any document or certificate contemplated by this Agreement or for recognition or enforcement of any judgment relating thereto, and each of the parties hereby irrevocably and unconditionally (a) agrees not to commence any such legal actions except in the Courts, (b) agrees that any claim in respect of any such legal actions may be heard and determined in the Courts, (c) waives any objection which it may now or hereafter have to the laying of venue of any such legal actions in the Courts and (d) waives the defense of an inconvenient forum to the maintenance of any such legal actions in the Courts. To the fullest extent permitted by applicable Laws, each of the parties to this Agreement agrees that a final judgment in any such legal actions shall be conclusive and may be enforced in other jurisdictions by legal actions on the judgment or in any other manner provided by applicable Law. Each of the parties irrevocably consents to service of process in the manner provided for notices in Section 4.02 or in any other manner permitted by applicable Laws.

Section 4.06 Waiver of Jury Trial. Each of the parties acknowledges and agrees that any controversy directly or indirectly arising out of or relating to this Agreement, any document or certificate contemplated by this Agreement is likely to involve complicated and difficult issues and, therefore, it irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal actions directly or indirectly arising out of or relating to this Agreement, any document or certificate contemplated by this Agreement. Each of the parties certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of any legal actions, seek to enforce the foregoing waiver, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily and (d) such party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this Section 4.06.

Section 4.07 Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties hereto shall be entitled to specific performance of the terms hereof, in addition to any other remedy at Law or in equity.

Section 4.08 Counterparts; Effectiveness. To the fullest extent permitted by applicable Laws, this Agreement may be executed and delivered, including by e-mail of an attachment in Adobe Portable Document Format or other file format based on common standards (“Electronic Delivery”), in any number of counterparts, and in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Any such counterpart, to the extent delivered using Electronic Delivery shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in-person. To the fullest extent permitted by applicable Laws, none of the parties shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or this Agreement or any document or certificate contemplated by this Agreement was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each forever waives any such defense, except to the extent that such defense relates to lack of authenticity. This Agreement shall become effective when each party to this Agreement shall have received counterparts signed by all of the other parties.

Section 4.09 Entire Agreement. This Agreement (including exhibits to this Agreement) constitutes the entire agreement and supersede all other prior agreements, understandings, representations and warranties, both written and oral, among the parties to this Agreement with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in this Agreement has been made or relied upon by any of the parties to this Agreement.

Section 4.10 Assignment. This Agreement shall not be assigned by operation of Law or otherwise without the express written consent of the parties hereto (which consent may be granted or withheld in the sole discretion of any party) and any such assignment or attempted assignment without such consent shall be void.

Section 4.11 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, the Company and each the SP Investors or (b) by a waiver in accordance with Section 4.12; provided, however, that any amendment of this Agreement by the Company prior to the Final Sunset Date requires the approval of the Independent Audit Committee or the Disinterested Audit Committee, as applicable.

Section 4.12 Waiver. Any party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party or (b) waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein; provided, however, that any waiver of this Agreement by the Company prior to the Final Sunset Date requires the approval of the Independent Audit Committee or the Disinterested Audit Committee, as applicable. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

Section 4.13 Severability. To the fullest extent permitted by applicable Laws, the provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability or the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision and (b) the remainder of this Agreement and the application of the provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of the provision, or the application of that provision, in any other jurisdiction.

Section 4.14 No Partnership. No partnership, joint venture or joint undertaking is intended to be, or is, formed among the parties hereto or any of them by reason of this Agreement or the transactions contemplated herein.

Section 4.15 Public Announcements. Except as required by Law (including for the avoidance of doubt any stock exchange rule), no party to this Agreement shall make, or cause to be made, any press release or public announcement in respect of this Agreement or otherwise communicate with any news media without the prior written consent of the other parties, and the parties shall cooperate as to the timing and contents of any such press release or public announcement.

Section 4.16 Cumulative Remedies. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law or otherwise.

Section 4.17 Interpretation; Headings. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to “Articles”, “Sections” and paragraphs shall refer to corresponding provisions of this Agreement. The descriptive headings and subheadings in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement or any provision hereto.

Section 4.18 Construction. The parties have been represented by counsel during the negotiation and execution of this Agreement and waive the application of any Laws or rule of construction providing that ambiguities in any, agreement or other document shall be construed against the party drafting such agreement or other document to the fullest extent permitted by applicable Laws.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

COMPANY:

STEEL CONNECT, INC., a Delaware corporation

By:	/s/ Jason Wong
Name: Jason Wong
Title: Chief Financial Officer and Treasurer

[Signature Page to Stockholders’ Agreement]

SP INVESTORS:

STEEL PARTNERS HOLDINGS L.P.

By:	Steel Partners Holdings GP Inc., its general partner

By:	/s/ Jack L. Howard
Name: Jack L. Howard
Title: President

WEBFINANCIAL HOLDING CORPORATION

By:	/s/ Jack L. Howard
Name: Jack L. Howard
Title: President

WHX CS, LLC

By:	/s/ Jack L. Howard
Name: Jack L. Howard
Title: President

WF ASSET CORP

By:	/s/ Jack L. Howard
Name: Jack L. Howard
Title: President

STEEL PARTNERS LTD.

By:	/s/ Jack L. Howard
Name: Jack L. Howard
Title: President

/s/ Warren G. Lichtenstein
Warren G. Lichtenstein

/s/ Jack L. Howard
Jack L. Howard

[Signature Page to Stockholders’ Agreement]